                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                   BURLINGTON NORTHERN SANTA FE CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                                     LOGO

                   BURLINGTON NORTHERN SANTA FE CORPORATION

-------------------------------------------------------------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

-------------------------------------------------------------------------------

  The annual meeting of stockholders of Burlington Northern Santa Fe Corporation will be held at the Worthington Hotel in the Grand Ballroom, 200 Main Street, Fort Worth, Texas 76102, on Thursday, April 17, 1997, at 9:00 a.m., for the following purposes:

  (1)To elect fifteen directors, each to hold office for a term of one year;
   and

  (2) To transact such other business as is properly brought before the meeting and is in order and at any adjournment or postponement thereof, including the stockholder proposals referred to under "Other Business" in the accompanying proxy statement, if such proposals are properly presented at the meeting and are in order.

  Stockholders of record at the close of business on February 28, 1997, are entitled to notice of the meeting and are entitled to vote at the meeting and any adjournment thereof. A list of such stockholders will be kept at the offices of the Company at 2650 Lou Menk Drive, Second Floor, Fort Worth, Texas 76131-2830 for a period of ten days prior to the meeting.

  By order of the Board of Directors.

                                          MARSHA K. MORGAN
                                          Vice President--Investor Relations
                                           and
                                          Corporate Secretary

2650 Lou Menk Drive
Second Floor
Fort Worth, Texas 76131-2830
March 5, 1997

                            YOUR VOTE IS IMPORTANT

               PLEASE MARK, SIGN, AND DATE YOUR PROXY AND RETURN
              IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT
                        YOU PLAN TO ATTEND THE MEETING.

                   BURLINGTON NORTHERN SANTA FE CORPORATION
                              2650 LOU MENK DRIVE
                                 SECOND FLOOR
                         FORT WORTH, TEXAS 76131-2830

-------------------------------------------------------------------------------

                                PROXY STATEMENT
                                 MARCH 5, 1997

-------------------------------------------------------------------------------

                ANNUAL MEETING OF STOCKHOLDERS, APRIL 17, 1997

  The second annual meeting of stockholders of Burlington Northern Santa Fe Corporation (the "Company") will be held at 9:00 a.m. on April 17, 1997, in Fort Worth, Texas. The enclosed proxy card is solicited by the Board of Directors of the Company, and your execution and prompt return of the card is requested. Every stockholder, regardless of the number of shares held, should be represented at the annual meeting. Whether or not you expect to be present at the meeting, please mark, sign, and date the enclosed proxy card and return it in the enclosed envelope. Any stockholder giving a proxy has the power to revoke it at any time before it is voted at the meeting by delivering to the Company written notification of revocation or a proxy bearing a later date, or by attending the meeting in person and casting a ballot.

  The shares represented by your proxy will be voted in accordance with the specifications made on the proxy card. Unless otherwise directed, it is intended that such shares will be voted:

    (1) For the election as directors of the fifteen nominees named below;
        and

    (2) In accordance with the best judgment of the persons acting under the proxy concerning other matters that are properly brought before the meeting and are in order and at any adjournment or postponement thereof.

  Stockholders of record at the close of business on February 28, 1997, are entitled to notice of the meeting and are entitled to vote at the meeting in person or by proxy. Each share of common stock of the Company is entitled to one vote. The Company's common stock is the only issued and outstanding class of stock. At the close of business on January 31, 1997, the Company had 154,218,693 shares of common stock outstanding and entitled to vote. The Company anticipates first sending this proxy statement and the enclosed proxy card to stockholders on or about March 5, 1997.

                             ELECTION OF DIRECTORS

  In accordance with the By-Laws of the Company, the number of directors constituting the Board is currently fixed at seventeen, but the Board of Directors has voted to reduce the size of the Board to fifteen effective as of the annual meeting on April 17, 1997. Pursuant to the Board's retirement policy, two incumbent directors--Mr. Daniel P. Davison, a director since 1976, and Mr. Ben F. Love, a director since 1990 and from 1986 through 1988--will not stand for re-election. It is proposed to elect fifteen Directors, each to hold office for a term of one year and until his or her successor shall have been elected and qualified. Directors are elected by a plurality of the votes cast in the election of directors at the annual meeting of stockholders at which a quorum consisting of a majority of the total number of the outstanding shares of common stock of the Company entitled to vote is present in person or represented by proxy. Shares represented at the meeting in person or by proxy but as to which a vote on directors is withheld or otherwise not cast for the election of directors, such as broker non-votes, will have no effect on the outcome of the election. Holders of the Company's common stock may not cumulate their votes in the election of directors.

  All incumbent directors initially became directors of the Company on September 22, 1995, with the business combination of Burlington Northern Inc. ("BNI") and Santa Fe Pacific Corporation ("SFP") pursuant to the Agreement and Plan of Merger dated June 29, 1994, as amended, among BNI, SFP, and the Company. With the exception of Messrs. Davison and Love who have reached retirement age, all incumbent directors have been nominated for re-election at the annual meeting of stockholders.

  The nominees for whom the shares represented by the enclosed proxy are intended to be voted, unless such authority is withheld, are set forth below. It is not contemplated that any of these nominees will be unavailable for election, but if such a situation should arise, the proxy will be voted in accordance with the best judgment of the persons acting under it unless the stockholder has directed otherwise. Unless otherwise indicated, each director listed below has served in his present occupation for at least five years. The indicated periods of service as a director of the Company include prior service as directors of BNI, SFP and predecessor companies. No director, other than Mr. Krebs, is or has been employed by or served as an executive officer of the Company or its affiliates or subsidiaries.

                      NAME, AGE, AND BUSINESS EXPERIENCE
                    OF THE COMPANY'S NOMINEES FOR DIRECTORS

                                                                   Served as
                                                                 Director Since
                                                                 --------------
JOSEPH F. ALIBRANDI, 68.........................................      1982
Chairman and a director of Whittaker Corporation, Los Angeles, California
(aerospace and communications) since December 1985, and Chairman and a director of BioWhittaker, Inc. (biotechnology) since October 1991; also Chief Executive
Officer of Whittaker Corporation from November 1975 to December 1994, and from
September 1996 to present, and Chief Executive Officer of BioWhittaker, Inc.
from October 1991 to September 1992. Also a director of Catellus Development
Corporation, BankAmerica Corporation, and Jacobs Engineering Group Inc. Member
of Executive Committee and Compensation Committee.
JACK S. BLANTON, 69.............................................      1989
Chairman and Chief Executive Officer of Houston Endowment, Inc., Houston, Texas
(private charitable foundation) since December 1990. From December 1986 to present, President and Chief Executive Officer of Eddy Refining Company
(petroleum products). Also a director of Ashland, Inc., Baker Hughes
Incorporated, SBC Communications Inc. and Pogo Producing Company. Member of
Compensation Committee and Directors and Corporate Governance Committee.
JOHN J. BURNS, JR., 65..........................................      1995
President and chief executive officer of Alleghany Corporation, New York, New
York (holding company with title insurance, investment management, reinsurance, industrial minerals, and steel fastener operations) since July 1992. From May
1977 to July 1992, President and Chief Operating Officer of Alleghany Corpora-
tion. Also a director of Alleghany Corporation and Armco Inc. Member of Execu-
tive Committee and Compensation Committee.
GEORGE DEUKMEJIAN, 68...........................................      1991
Partner of Sidley & Austin, Los Angeles, California (law firm) since February
1991. Formerly, Governor of the State of California from January 1983 until
January 1991. Also a director of Health Systems International, Inc. and Whitta-
ker Corporation. Member of Audit Committee and Directors and Corporate Gover-
nance Committee.

                       NAME, AGE, AND BUSINESS EXPERIENCE
                    OF THE COMPANY'S NOMINEES FOR DIRECTORS

                                                               Served as
                                                             Director Since
                                                             --------------
DANIEL J. EVANS, 71.........................................      1991
Chairman, Daniel J. Evans Associates, Seattle, Washington (consulting)
since 1989. Also a director of Puget Sound Power & Light Company, Flow
International, Inc., Tera Computer Company, and Washington Mutual, Inc.
Member of Executive Committee and Compensation Committee.
ROBERT D. KREBS, 54.........................................      1983
President and Chief Executive Officer of the Company since September 1995.
Also Chairman, President and Chief Executive Officer of Santa Fe Pacific
Corporation since June 1988. Also a director of Phelps Dodge Corporation,
Northern Trust Corporation, and Santa Fe Pacific Gold Corporation.
BILL M. LINDIG, 60..........................................      1993
President and Chief Executive Officer of SYSCO Corporation, Houston, Texas
(marketer and distributor of foodservice products) since January 1995. From
November 1985 to January 1995, President and Chief Operating Officer of
SYSCO Corporation. Also a director of SYSCO Corporation and Fibreboard
Corporation. Member of Executive Committee and Directors and Corporate
Governance Committee.
ROY S. ROBERTS, 57..........................................      1993
Vice President of General Motors Corporation (manufacturer of motor vehicles) and General Manager, Pontiac-GMC Division, Pontiac, Michigan
since February 1996. From October 1992 to February 1996, General Manager,
GMC Truck Division, and from January 1990 to October 1992, Manufacturing
Manager of General Motors Corporation's North American Operations Flint
Automotive Division. Also a director of Volvo/GM Heavy Truck Co. U.S.A.
Member of Audit Committee and Directors and Corporate Governance Committee.
MARC J. SHAPIRO, 49.........................................      1995
Chairman and Chief Executive Officer, Texas Commerce Bank National
Association, Houston, Texas (banking) since 1989. Also a director of
Browning-Ferris Industries, Inc., Santa Fe Energy Resources, Inc., Texas
Commerce Bank National Association, and a trustee of Weingarten Realty
Investors. Member of Audit Committee and Directors and Corporate Governance
Committee.
ARNOLD R. WEBER, 67.........................................      1986
Chancellor, Northwestern University, Evanston, Illinois (higher education)
since January 1995. From February 1985 to December 1994, President of
Northwestern University. Also a director of PepsiCo., Inc., Inland Steel
Industries, Inc. and its subsidiary, Inland Steel Company, Tribune Company,
Aon Corporation and Deere & Company. Member of Executive Committee and
Audit Committee.
ROBERT H. WEST, 58..........................................      1980
Chairman of the Board of Butler Manufacturing Company, Kansas City,
Missouri (manufacturer of pre-engineered building systems and specialty components) since May 1986. Also a director of Butler Manufacturing
Company, Commerce Bancshares, Inc. and Kansas City Power & Light Company.
Chairman of Audit Committee and member of Compensation Committee.

                       NAME, AGE, AND BUSINESS EXPERIENCE
                    OF THE COMPANY'S NOMINEES FOR DIRECTORS

                                                                   Served as
                                                                 Director Since
                                                                 --------------
J. STEVEN WHISLER, 42...........................................      1995
President, Phelps Dodge Mining Company, a division of Phelps Dodge Corporation, and Senior Vice President, Phelps Dodge Corporation, Phoenix, Arizona (mining and manufacturing) since November 1991. From October 1988 to November 1991,
Senior Vice President and General Counsel, Phelps Dodge Corporation. Also a
director of Unocal Corporation, Southern Peru Copper Corporation and Phelps
Dodge Corporation. Member of Audit Committee and Directors and Corporate
Governance Committee.
EDWARD E. WHITACRE, JR., 55.....................................      1993
Chairman of the Board and Chief Executive Officer, SBC Communications Inc., San
Antonio, Texas (telecommunications) since January 1990. Also a director of
Anheuser-Busch Companies, Inc., Emerson Electric Co., The May Department Stores
Company, and SBC Communications Inc. Chairman of Directors and Corporate
Governance Committee and member of Executive Committee.
RONALD B. WOODARD, 53...........................................      1995
President of Boeing Commercial Airplane Group, a division of The Boeing Company
(aerospace) since December 1993. From March 1993 to December 1993, Executive
Vice President-Boeing Commercial Airplane Group; and from April 1991 to March
1993, Vice President-General Manager, Renton Division, Boeing Commercial
Airplane Group. Member of Audit Committee and Compensation Committee.
MICHAEL B. YANNEY, 63...........................................      1989
Chairman and Chief Executive Officer, America First Companies, Omaha, Nebraska
(investments) since 1984. Also a director of C-TEC Corporation, Forest Oil
Corporation, Mid America Apartment Communities, Inc. and MFS Communications
Company, Inc. Chairman of Compensation Committee and member of Executive
Committee.

                     OTHER INFORMATION CONCERNING DIRECTORS

  The Board of Directors has elected Mr. Krebs, the President and Chief Executive Officer of the Company, to the additional positions of Chairman of the Board and Chairman of the Board's Executive Committee, effective following the April 17, 1997 annual meeting of stockholders. Mr. Krebs also serves as Chairman, President and Chief Executive Officer and as a director of SFP and The Burlington Northern and Santa Fe Railway Company, which are subsidiaries of the Company. Mr. Krebs also is a director of Santa Fe Pacific Pipelines, Inc., which is a subsidiary of the Company and the general partner of Santa Fe Pacific Pipeline Partners, L.P., a Delaware limited partnership. Santa Fe Pacific Pipelines, Inc. owns a two percent general partner interest and a 42 percent limited partnership interest in Santa Fe Pacific Pipeline Partners, L.P.

  In 1996, the Board met five times. Each incumbent member of the Board attended 75 percent or more of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served.

  Board Committees. The Board has established Executive, Compensation, Directors and Corporate Governance, and Audit Committees. No member of any committee is presently an employee of the Company or its subsidiaries. Following are brief descriptions of the functions of its standing committees.

  The Executive Committee, which met three times in 1996, may exercise the powers and the authority of the Board in the management of the business and affairs of the Company subject to certain limitations of Delaware law. The Committee is also empowered to monitor and recommend action with respect to: the Company's capital structure, sources of funds, and financial position; delegations of authority to management on financial commitments; terms and conditions of financing plans; and dividend policies.

  The Compensation Committee met five times during 1996. The functions of the committee are to review and make recommendations to the Board with respect to: the compensation of the President and other officers of the Company; performance of the trustee of the Company's pension trust fund; proposed employee benefit and stock plans, and Company compensation systems and practices; and the evaluation of the performance of the Company's officers and the selection of individuals for appointment or promotion as officers to ensure management effectiveness and continuity. The Committee is also responsible for grants of stock awards.

  The Directors and Corporate Governance Committee met twice in 1996. The functions of the committee are to review and make recommendations to the Board with respect to: the size and composition of the Board; nominees for election as directors; evaluation of the performance of the Board; and compensation and benefits for directors. The Committee will consider nominations of candidates for election as director recommended by stockholders. Any such recommendation, together with the nominee's qualifications and consent to being considered as a nominee, should be sent in writing to the Corporate Secretary of the Company on or before November 30 of the year preceding the annual meeting to permit adequate time for review by the Committee.

  The Audit Committee met five times during 1996. The functions of the committee are to assist the Board in overseeing the Company's accounting, auditing, and financial policies and practices and its internal control policies and procedures, including specifically to recommend to the Board the engagement of an independent accounting firm and to review with management and the independent accountants the Company's financial statements, basic accounting and financial policies and practices, audit scope, and competence of control personnel.

  Directors' Compensation. Directors who are not employees of the Company or its subsidiaries receive an annual retainer fee of $36,000 paid in quarterly installments; for services as a Committee Chairman, a supplemental annual retainer fee of $5,000 is paid; and for attendance at each Board or Committee meeting, a meeting fee of $1,000 is paid, plus expenses for each Board or Committee meeting attended. Messrs. Davison and Love are each paid a supplemental annual retainer fee of $100,000 for services as the non-executive Chairman of the Board and the Chairman of the Executive Committee, respectively. Mr. Weber also receives $10,000 annually in payment for his services as an economic advisor to the Board of Directors.

  Under the Board's corporate governance standards, no individual may serve as a director beyond the annual meeting of stockholders on or following his or her seventy-second birthday; individual Directors who change the responsibility they held when they were elected to the Board should volunteer to resign from the Board to afford the Board the opportunity, via the Directors and Corporate Governance Committee, to review the continued appropriateness of Board membership under the circumstances. The Board's corporate governance standards call for director who is also an employee of the Company to retire from the Board upon his or her termination of employment.

  On January 18, 1996, the Board of Directors adopted the Burlington Northern Santa Fe Directors' Retirement Plan ("Directors' Retirement Plan"). An individual who is a member of the Board and who is not an employee of the Company in the period immediately preceding termination of service on the Board is eligible for benefits under the Directors' Retirement Plan if he or she: (i) has served as a member of the Board for ten consecutive years; or
(ii) has attained mandatory retirement age; or (iii) is designated by the Directors and Corporate Governance Committee of the Board as eligible for benefits. The annual benefit under the Directors' Retirement Plan is an amount equal to the amount of the annual retainer fee for services as a Board member at the time of termination of service and will cease upon the individual's death. For purposes of the ten consecutive years of service requirement, service as a member of the boards of BNI or SFP and their predecessor companies are taken into account.

  Directors Alibrandi, Blanton, Burns, Davison, Deukmejian, Evans, Lindig, Love, Roberts, Shapiro, Weber, West, Whisler, Whitacre, Woodard, and Yanney each received a one-time grant of 1,000 shares of restricted Company common stock in 1996 pursuant to the Burlington Northern Santa Fe Non-Employee Directors' Stock Plan ("Directors' Stock Plan"). These shares vest ratably upon the third, fourth, and fifth anniversary of the award subject to the attainment of a 12% compound annual growth rate in the fair market value of a share of common stock (as defined in the Directors' Stock Plan) maintained for a 30 consecutive day period immediately prior to or following the anniversary date of the grant. Also in 1996, each of these directors was granted non-qualified stock options to purchase 1,000 shares of Company common stock at $83.5625 per share, the fair market value on the date of grant, pursuant to the Directors' Stock Plan. These options vest on April 18, 1997 (unless earlier terminated pursuant to the plan) and expire on April 18, 2006, or earlier if a director leaves the Board. Each individual who is elected to the Board of Directors at the April 17, 1997, annual meeting and at each subsequent annual meeting and who is not an employee of the Company will automatically be granted non-qualified stock options to purchase 1,000 shares of the Company's common stock (subject to adjustment as provided in the Directors' Stock Plan) at 100% of the fair market value of such shares on the date that the options are granted. Each option will become exercisable commencing on the first anniversary date of the grant for a period of ten years from the date of grant.

  The Directors' Stock Plan also permits directors by timely election to forego up to 25% of their annual retainer and receive a Retainer Stock Award in the form of restricted stock of 125% (150% beginning December 31, 1997) of the amount foregone based on the fair market value of the Company's common stock on the date of grant (December 31 of each calendar year), to vest three years from date of grant. In 1996, directors Alibrandi, Blanton, Burns, Deukmejian, Evans, Lindig, Love, Roberts, Shapiro, Weber, West, Whisler, Woodard, and Yanney each received a Retainer Stock Award of 129 restricted shares after electing to forego 25% of their annual retainer.

  On January 18, 1996, the Company adopted the Deferred Compensation Plan for directors. Directors may voluntarily defer a portion or all of the fees they would otherwise receive into a Prime Rate interest account, a Company phantom stock account, or such other investment options as may be established under the terms of this plan. Distributions are made in either annual installments or as a lump sum after service as a director ceases. The Company has assumed all obligations incurred by BNI through September 22, 1995, under the BNI Deferred Compensation Plan for Directors, a predecessor plan.

  Directors who are also officers or employees of the Company do not receive any compensation for duties performed as a director of the Company.

  Certain Relationships and Related Transactions. Mr. Deukmejian is a partner of the Sidley & Austin law firm, which firm provided legal services to the Company in 1996 and is expected to provide legal services in 1997.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  To the best of the Company's knowledge, the following is the only person who owns beneficially five percent or more of its common stock outstanding:

                                                  Shares Held
     Name and Address                            and Nature of
     of Beneficial Owner                      Beneficial Ownership Percentage(2)
     -------------------                      -------------------- -------------
   FMR Corp..................................      9,777,978(1)        6.35%
    82 Devonshire Street
    Boston, MA 02109

--------
(1) Based on share holdings reported in Schedule 13G, Amendment No. 2, dated February 14, 1997, pursuant to the Securities Exchange Act of 1934 and provided to the Company for holdings as of December 31, 1996. Schedule 13G indicates that of the total shares held, the reporting person had sole voting power for 335,476 shares and shared voting power for no shares, and had sole investment power for 9,777,978 shares.

(2) Based on 154,008,147 shares of common stock of the Company outstanding as of December 31, 1996.

                       SECURITY OWNERSHIP OF MANAGEMENT

  The following table shows, as of January 31, 1997, unless indicated otherwise, the number of shares of the Company's common stock beneficially owned by directors, the executive officers named in the Summary Compensation Table, and all directors and executive officers of the Company as a group. The nature of beneficial ownership for shares listed is sole voting and investment power, unless otherwise indicated in the following notes. As of January 31, 1997, no current individual director or executive officer owned more than one percent of the outstanding common stock of the Company. No director or executive officer beneficially owned outstanding units of Santa Fe Pacific Pipeline Partners, L.P.

                                                                              Shares Held
                                                                             and Nature of
 Name of Beneficial Owner                              Position           Beneficial Ownership
 ------------------------                              --------           --------------------
 Joseph F. Alibrandi.......................... Director                            2,766(1)
 Jack S. Blanton.............................. Director                           10,129(2)
 John J. Burns, Jr............................ Director                            3,140(1)(3)
 Daniel P. Davison............................ Chairman of the Board,
                                               Director                           10,800(2)(4)
 George Deukmejian............................ Director                            3,434(1)
 Daniel J. Evans.............................. Director                            8,129(5)
 Robert D. Krebs.............................. President and Chief
                                               Executive Officer,
                                               Director                          764,481(6)
 Bill M. Lindig............................... Director                            2,540(1)
 Ben F. Love.................................. Director                           13,129(2)
 Roy S. Roberts............................... Director                            2,627(1)
 Marc J. Shapiro.............................. Director                            3,129(1)
 Arnold R. Weber.............................. Director                            9,229(2)
 Robert H. West............................... Director                            3,240(1)(7)
 J. Steven Whisler............................ Director                            3,540(1)(8)
 Edward E. Whitacre, Jr....................... Director                            7,000(9)
 Ronald B. Woodard............................ Director                            2,129(1)
 Michael B. Yanney............................ Director                            9,129(2)
 Donald G. McInnes............................ Senior Vice President
                                               and Chief Operations
                                               Officer                           125,979(10)
 Denis E. Springer............................ Senior Vice President
                                               and Chief Financial
                                               Officer                           163,493(11)
 Gregory T. Swienton.......................... Senior Vice President-
                                               Coal and Agricultural
                                               Commodities Business
                                               Unit                               65,013(12)
 Charles L. Schultz........................... Senior Vice President-
                                               Intermodal and
                                               Automotive Business Unit          134,643(13)
 Directors and Executive Officers as a Group..                                 1,725,981(14)

--------
 (1) Includes 1,129 restricted shares and 1,000 shares which may be acquired within 60 days upon the exercise of stock options.

 (2) Includes 1,129 restricted shares and 7,000 shares which may be acquired within 60 days upon the exercise of stock options.

 (3) Mr. Burns is President and chief executive officer and a director of Alleghany Corporation, which beneficially owns 7,431,414 shares of the Company's common stock according to its Schedule 13D filed with the Securities and Exchange Commission and dated September 22, 1995.

 (4) Includes 200 shares owned by Mrs. Davison of which Mr. Davison disclaims beneficial ownership.

 (5) Includes 1,129 restricted shares and 6,000 shares which may be acquired within 60 days upon the exercise of stock options.

 (6) Includes 9,466 share equivalents credited under in the Burlington Northern Santa Fe Investment and Retirement Plan ("Investment and Retirement Plan") as of December 31, 1996, 485,485 shares which may be acquired by Mr. Krebs within 60 days upon the exercise of stock options, 48,144 restricted shares, and 9,600 shares plus 170,650 shares which may be acquired within 60 days upon the exercise of stock options held in a family partnership as to which Mr. Krebs disclaims beneficial ownership.

 (7) Includes 98 shares held in trust for two daughters as to which Mr. West disclaims beneficial ownership.

 (8) Includes 1,411 shares in which Mr. Whisler shares voting and investment power as co-trustee and co-beneficiary of a family revocable trust.

 (9) Includes 1,000 restricted shares and 4,000 shares which may be acquired within 60 days upon the exercise of stock options.

(10) Includes 1,391 share equivalents credited under the Investment and Retirement Plan as of December 31, 1996, 86,073 shares which may be acquired by Mr. McInnes within 60 days upon the exercise of stock options, and 21,992 restricted shares.

(11) Includes 12,664 shares held jointly with his spouse in which Mr. Springer shares voting and investment power, 132,592 shares which may be acquired by Mr. Springer within 60 days upon the exercise of stock options, and 18,237 restricted shares.

(12) Includes 41,700 shares which may be acquired by Mr. Swienton within 60 days upon the exercise of stock options, and 18,722 restricted shares.

(13) Includes 25 shares held by an immediate family member as to which Mr. Schultz disclaims beneficial ownership, 2,614 share equivalents credited under the Investment and Retirement Plan as of December 31, 1996, 108,029 shares which may be acquired by Mr. Schultz within 60 days upon the exercise of stock options, and 15,413 restricted shares.

(14) Includes 19,065 share equivalents credited under the Investment and Retirement Plan as of December 31, 1996, 1,099,299 shares which may be acquired within 60 days upon the exercise of stock options, and 189,527 restricted shares.

                       REPORT ON EXECUTIVE COMPENSATION

  1996 EXECUTIVE COMPENSATION. The following report is presented by the Compensation Committee of the Board (the "Committee") which has responsibility for reviewing and making recommendations to the Board for executive compensation. This responsibility includes establishing and reviewing executive base salaries, administering the annual Incentive Compensation Plan ("ICP") as it relates to executive officers, and administering equity-based compensation under the Burlington Northern Santa Fe 1996 Stock Incentive Plan ("Stock Plan") and predecessor plans. The Committee consists of independent, non-employee directors who have no interlocking relationships with the Company.

  The Company's vision is to realize its tremendous potential by providing transportation services that consistently meet customers' expectations. The Company has identified benchmarks against which it can measure its success in meeting the needs of its primary constituencies--customers, stockholders, employees, and communities. The Company is committed to an executive compensation program that helps the Company realize its vision and supports its business strategies.

  OVERALL COMPENSATION PHILOSOPHIES AND OBJECTIVES. The Committee believes that compensation programs should reflect the Company's compensation philosophy and support specific compensation objectives. The Committee also believes that programs designed specifically for executives should exemplify the Company's compensation philosophy and reflect executives' roles as key decision-makers. The philosophical principles and specific objectives are noted below.

PHILOSOPHICAL PRINCIPLES

  . Compensation programs should encourage strong operating and financial performance.

  . Compensation programs should help create a shared sense of direction, ownership, and commitment.

  . The Company should emphasize performance-based compensation ("pay at risk") through both cash- and equity-based incentives.

SPECIFIC PROGRAM OBJECTIVES

  . The compensation programs should attract and retain key employees and managers by providing competitive opportunities.

  . The programs should focus employees on operating performance that will maximize the value of the Company's rail operations.

  . The programs should focus employees on the Company's market performance by encouraging large equity holdings, thus enabling them to realize significant gains if the Company attains its performance objectives.

  . The programs should provide mechanisms to allow employees to exchange cash compensation for stock-based awards.

  BASE SALARIES. Executive positions will be grouped by salary bands that are part of the Company's total salary structure. The Company considers various factors in assigning executives to specific bands, including job content, level of responsibility, and accountability. Executive salaries will be reviewed and adjusted periodically within the bands to reflect individual performance against goals and changes in job responsibility.

  SALARY EXCHANGE OPTION PROGRAM. To further enhance the link between stock price performance and executive compensation, senior executives have the opportunity to exchange up to 25 percent of their base salary each year for a grant of nonqualified stock options with an exercise price equal to the fair market value of the Company's common stock on the date of grant and with a term of up to ten years from date of grant. For example, for each $10,000 the executive exchanges, he or she receives a grant of options on 1,500 shares of the Company stock. Senior executives will be able to elect salary exchanges for up to three consecutive years at one time.

  INCENTIVE COMPENSATION PLAN. Executives are eligible for annual performance-based awards under the Company's Incentive Compensation Plan. The ICP provides for the establishment of annual performance goals that may include corporate, departmental, and individual goals. For 1996, goals for executive officers were weighted 80 percent upon achievement of targeted levels of operating income, 10 percent upon achievement of safety and on-time performance goals, and 10 percent upon individual productivity goals, which vary by executive officer and reflect the Company's strategic objectives. The actual incentives earned by Messrs. McInnes, Springer, Swienton and Schultz for the achievement of Company goals were based on the Company's performance as are described under "CEO Compensation" in this report. All named executive officers with individual productivity goals achieved 100 percent of their pre-established standards. For 1997, the weighting will be 80 percent operating income, 10 percent safety performance, and 10 percent on-time performance.

  The level of award opportunity under the ICP varies by executive. The maximum award for each position is based upon 100 percent of the market reference point, reflecting compensation levels for comparable positions. As noted below, opportunities generally are established to provide competitive (50th percentile) cash compensation relative to the market for performance that meets the Company's targets, and 75th-percentile cash compensation for superior performance that exceeds the Company's goals.

  LONG-TERM INCENTIVES. To further encourage ownership in the Company and alignment of employees' interests with those of stockholders, the Company provides equity grants under the Burlington Northern Santa Fe 1996 Stock Incentive Plan. The Stock Plan supports the Company's compensation philosophy and objectives, and will encourage employee focus on the types and levels of performance that lead to increased stock prices and overall returns to stockholders. The specific programs used under the Stock Plan--the Incentive Bonus Stock Program, Stock Option Grants, and Performance Share Plan--also support executive and employee stock ownership.

  INCENTIVE BONUS STOCK PROGRAM. To enhance individual stock ownership and further tie compensation to Company stock price performance, executives and other key employees are given the opportunity to exchange up to 100 percent of their ICP awards for a grant of restricted stock. Participants electing the exchange receive a restricted share grant equal to 150 percent of the ICP award foregone. Shares generally will vest three years after grant, but may vest in two years upon attainment of certain prespecified performance goals, or upon certain other events.

  STOCK OPTION GRANTS. Under the Stock Plan, the Company makes periodic grants of stock options to all salaried employees. Stock options under the Stock Plan cannot be issued with an exercise price below the market value of the Company common stock on the date of grant. Thus, recipients will realize benefit only when the price of the Company's stock appreciates. Stock options for senior executives and others may also include a reload feature in order to encourage the achievement of their stock ownership goals. To reinforce the Company's goal of linking a substantial portion of total compensation to stock value, the grant sizes for all eligible employees are targeted to provide long-term incentive opportunities at the 75th percentile of the market. Actual stock options granted also will reflect each recipient's individual performance and salary band.

  PERFORMANCE SHARE PLAN. To further emphasize teamwork, leadership, and focus on stock price performance among top management, the Committee approved in early 1996 a special, one-time grant of 394,310 performance shares to senior executives and other selected managers. The grant took the form of performance-based restricted stock, with ultimate vesting of the shares dependent upon attainment of prespecified stock price hurdles. These specific performance share awards were intended to be deductible pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

  The actual number of performance shares that ultimately vest will be based on the Company's common stock price performance over a six-year measurement period, relative to pre-established goals. The goals call for ratable vesting in one-third increments, based upon a 12 percent compound annual growth rate in price over three, four, and five years. Based on the grant price of $74.50, the price goals are $104.67, $117.23, and $131.29, respectively. If the Company's stock price does not reach these performance goals by the end of the full six-year performance period, the corresponding shares will not vest and will be forfeited.

  MANAGEMENT STOCK DEFERRAL PLAN. To further enhance executives' ability to attain their stock ownership goals, and to provide management with flexibility in their retirement and tax planning, the Company implemented the Senior Management Stock Deferral Plan in 1997. The plan allows senior management to defer unrealized gains from nonqualified stock option exercises, or the value of restricted stock to which the employee is entitled, on a pretax basis. Stock options must be exercised using previously-acquired shares of the Company's common stock to take advantage of this plan. Executives may elect a specified date or dates in the future on which to receive their stock, provided the deferral period is a minimum of three years. All credited shares will be counted in full toward the Company's stock ownership guidelines. Dividend equivalents on the deferred shares are paid directly to executives.

COMPETITIVE (EXTERNAL) COMPENSATION OBJECTIVES

  The Committee has established external competitive benchmarks for each element of compensation. The Committee believes these external guidelines support fully the principles outlined above.

  The market for assessing compensation is defined as companies from general industry with overall revenue sizes that are comparable to the Company. The group of comparators used for these analyses are broader than that used for the peer group index reflected in the Performance Graph following this report in this proxy statement. The Committee believes that the Company's most direct competitors for executive talent should not be limited to companies used as a peer group to compare stockholder returns. Rather, the market reflects a broader group with which the Company competes to attract and retain the most skilled and talented executives available.

  The Committee's external compensation objectives are:

  . BASE SALARIES--To manage fixed compensation at a conservative level, market rates for base salary bands will be set at approximately the 25th percentile level.

  . ANNUAL INCENTIVES--Opportunities under the Incentive Compensation Plan are intended to provide COMPETITIVE TOTAL CASH COMPENSATION (base salary plus annual incentives) if Company performance goals are attained, with the ability to earn higher amounts if performance goals are exceeded. Likewise, payments will provide total cash that is below competitive levels if goals are not attained.

    -- If the Company attains its targeted performance goals, the Company will provide cash compensation levels that approximate the 50th percentile of the Company's comparator group.

    -- If the Company attains superior performance levels, cash compensation will be provided at or near the 75th percentile levels of the Company's comparator group.

  . LONG-TERM INCENTIVES--To place greater emphasis on pay that is tied to the Company's stock performance over time, opportunities provided under long-term incentive programs will be targeted at the 75th percentile of the market.

  . EMPLOYEE AND EXECUTIVE BENEFITS--Benefit levels will reflect moderately competitive market levels (50th percentile).

  STOCK OWNERSHIP GOALS FOR SENIOR EXECUTIVES AND MANAGERS. A commitment to significant stock ownership on the part of the Company management is an important element of the compensation programs. In 1996, the Committee established stock ownership guidelines to ensure that the interest of senior executives and stockholders are closely aligned, and to strengthen the link between Company performance and compensation. In setting the guidelines, the Committee took into account the ownership levels of senior management at the time and the desire to encourage further ownership in the organization. The guidelines are as follows:

                                                         Stock Ownership Goals
        Executive Level                                (As a Multiple of Salary)
        ---------------                                -------------------------
    President and Chief Executive Officer.............      7 x Base Salary
    Senior Vice Presidents............................      4 x Base Salary
    Vice Presidents...................................      3 x Base Salary
    Nonofficers in Salary Bands 34-36.................      2 x Base Salary

  Beginning in 1996, each senior executive or manager covered by the guidelines is required to retain the net, after-tax shares obtained through option exercises, or through vested restricted stock, until he or she accumulates the required ownership levels. The Committee will monitor total share holdings on an annual basis. The guidelines are to be achieved by January 1, 1999, or (for nonofficers) by January 1, 2000. All executive officers currently meet these guidelines.

  CEO COMPENSATION. The factors upon which Mr. Krebs' 1996 compensation was based are the same as described for all executive officers pursuant to the executive compensation strategy described earlier in this report. Mr. Krebs is eligible to participate in the same compensation plans available to other executive officers of the Company.

  Based on review by outside consultants of compensation levels at the Company relative to those of corporations of comparable size, revenues, and employee base, the Committee raised Mr. Krebs' base salary to $725,000 effective January 1, 1996, to bring him closer to 25th percentile levels for an organization of the Company's size as reflected in the competitive study. Mr. Krebs' base salary was reduced to $544,000 in 1996 as a result of his election to trade salary for stock options under the Salary Exchange Option Program. To further align Mr. Krebs' compensation with the interest of stockholders and to increase overall equity holdings, and in lieu of a salary increase in 1997 and related retirement benefits, the Committee awarded him a grant of 55,000 nonqualified stock options. The grant was based on the same formula used under the Salary Exchange Option Program.

  Mr. Krebs' 1996 incentive opportunity under the Incentive Compensation Plan was weighted 80 percent upon the achievement of targeted growth in operating income, 10 percent upon the achievement of safety and on-time performance goals, and 10 percent upon the achievement of individual goals. The actual incentive earned by Mr. Krebs was $523,020. Mr. Krebs exchanged virtually all of his award for restricted stock under the Incentive Bonus Stock Program. The award reflected Company revenue from operating income that was 65.6% of the maximum recognized under the ICP. The award also recognized the Company's superior performance relative to reportable personal injuries and lost work time on the system (as measured by Federal Railroad Administration standards) that exceeded the Company's aggressive goals. The award also reflected the Company's system-wide on-time performance record for which an aggressive payout threshold of 90% on-time performance was established which the Company exceeded in third quarter 1996. The Company fell slightly short of the threshold for payment in the other quarters. Lastly, the award recognized successful attainment of specific individual goals, including development of a Company strategic plan and a recruiting and succession plan.

  Along with other executives and employees, Mr. Krebs also was granted options to purchase Company common stock in early 1997 under the Stock Plan. The size of the grant (70,000 shares) reflects the general grant criteria outlined above, Mr. Krebs' total compensation levels (including shares previously granted), and the Board's recognition of his superior performance and leadership as President and Chief Executive Officer.

  Mr. Krebs also received a grant of 30,990 performance shares in early 1996, under the special, one-time grant to senior executives and others described above.

  POLICY ON DEDUCTIBILITY OF COMPENSATION. Section 162(m) of the Internal Revenue Code limits the tax deductibility by a company of compensation in excess of $1 million paid to any of its most highly compensated executive officers. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of preestablished objective performance goals and the board committee that establishes such goals consists only of "outside directors" (as defined for purposes of 162(m)). All of the members of the Committee qualify as "outside directors."

  The Committee has considered these requirements and the regulations. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated by the Committee in light of the Company's overall compensation philosophy and objectives. The Company has established the Stock Plan which permits the grant of stock awards which meet the requirements of
Section 162(m) of the Code and hence will maximize the Company's federal income tax deductions for compensation expense. However, the Committee believes there are circumstances in which the Company's and stockholders' interests are best served by providing compensation that is not fully deductible, and that its ability to exercise discretion outweighs the advantages of qualifying all compensation under Section 162(m).

COMPENSATION COMMITTEE:

  Michael B. Yanney, Chairman
  Joseph F. Alibrandi
  Jack S. Blanton
  John J. Burns, Jr.
  Daniel P. Davison
  Daniel J. Evans
  Robert H. West
  Ronald B. Woodard

                               PERFORMANCE GRAPH

  The following graph depicts a five year comparison of cumulative total stockholder returns, assuming reinvestment of dividends, for the Company, the Standard & Poor's 500 Stock Index ("S&P 500"), and the Standard & Poor's Railroad Index ("S&P Rail"). The Company is included within both the S&P 500 and S&P Rail indices. The graph assumes that $100 was invested on December 31, 1991, in the common stock of the Company's predecessor, Burlington Northern Inc.(/1/), and in the S&P 500 and the S&P Rail.

                       [PERFORMANCE GRAPH APPEARS HERE]

     December 31              Company                       S&P 500                       S&P Rail
     -----------              -------                       -------                       --------
        1991                   $100                          $100                           $100
        1992                   $111                          $108                           $112
        1993                   $151                          $118                           $139
        1994                   $128                          $120                           $120
        1995                   $212                          $165                           $176
        1996                   $238                          $203                           $209

--------
(1) On September 22, 1995, BNI and SFP effected the business combination pursuant to which each became subsidiaries of the Company. As a result, each holder of one share of BNI common stock received one share of the Company's common stock, and each holder of one share of SFP common stock received 0.41143945 share of the Company's common stock.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

  The following table summarizes, for the years indicated, the compensation paid by the Company and its subsidiaries to the Chief Executive Officer and to each of the four other most highly compensated executive officers who were serving as executive officers of the Company at the end of 1996.

                          SUMMARY COMPENSATION TABLE

                                       Annual
                                    Compensation           Long-Term Compensation
                              ------------------------ -------------------------------
                                                               Awards         Payouts
                                                       ---------------------- --------
                                                                   Securities
                                                                   Underlying             All
                                                                    Options/             Other
        Name and               Salary   Bonus   Other  Restricted     SARs      LTIP    Compen-
   Principal Position    Year   (1)      (2)    Annual Stock(2)(3)  (Shares)  Payouts  sation (4)
------------------------ ---- -------- -------- ------ ----------- ---------- -------- ----------
Robert D. Krebs......... 1996 $544,000 $ 16,229  $ 0    $760,187    171,931   $      0  $32,895
 President and           1995 $525,000 $265,147  $ 0    $397,721    124,199   $508,981  $20,375
 Chief Executive Officer 1994 $475,000 $239,450  $ 0    $359,175     95,907   $      0  $24,246
Donald G. McInnes....... 1996 $356,000 $292,303  $ 0    $      0     55,956   $      0  $19,894
 Senior Vice President   1995 $260,000 $154,618  $ 0    $231,927     32,806   $205,743  $10,209
 and Chief Operations    1994 $225,000 $236,131  $ 0    $ 88,534      8,256   $      0  $13,903
  Officer
Denis E. Springer....... 1996 $325,000 $255,462  $ 0    $      0     21,000   $      0  $18,017
 Senior Vice President   1995 $265,000 $228,662  $ 0    $ 85,748     28,882   $268,169  $13,008
 and Chief Financial     1994 $250,000 $264,200  $ 0    $      0          0   $      0  $13,950
  Officer
Gregory T. Swienton..... 1996 $300,000 $107,005  $ 0    $144,469     15,000   $      0  $27,112
 Senior Vice President-- 1995 $240,084 $255,900  $ 0    $296,875     15,000   $141,575  $11,755
 Coal & Agricultural     1994 $127,197 $125,000  $ 0    $150,325     11,700   $      0  $ 7,121
  Commodities
 Business Unit
Charles L. Schultz...... 1996 $260,833 $ 75,000  $ 0    $138,726     32,911   $      0  $10,296
 Senior Vice President-- 1995 $185,000 $103,079  $ 0    $154,619     12,658   $166,044  $11,195
 Intermodal & Automotive 1994 $175,000 $152,774  $ 0    $ 57,290          0   $      0  $ 6,630
 Business Group

--------
(1) Salary excludes amounts foregone under the Salary Exchange Option Program described in the "Report on Executive Compensation" in this proxy statement.

(2) The bonus awards for the executive officers named in the table were paid pursuant to the annual incentive compensation plans described in the "Report on Executive Compensation" in this proxy statement. Messrs. Krebs and Schultz and, in 1996, Mr. Swienton, elected to forego all or a portion of their annual incentive (less any amounts contributed to the plans identified in note (4) to this table) pursuant to the Incentive Bonus Stock Program in exchange for a grant of restricted stock (except that performance units were granted in 1995 relating to the 1994 incentive that was waived). In 1996, Mr. Krebs' performance units were cancelled and restricted stock issued in lieu thereof with the original vesting schedule. The bonuses waived by Messrs. Krebs, Swienton, and Schultz have been excluded from the Bonus column and the value of the restricted stock (and in 1994, performance units) included in the Restricted Stock column.

(3) Messrs. Krebs, McInnes, Springer, Swienton, and Schultz owned 16,807; 3,432; 3,097; 5,000; and 3,036 shares of restricted stock with a value of $1,464,310; $299,013; $269,826; $435,625; and $264,512, respectively based upon a per share value of $87.125 as of December 31, 1996, reflecting an aggregate of non-performance based restrictive stock awards for 1996, 1995, and 1994. The shares of Messrs. Krebs, McInnes, Springer, and Schultz will vest in three years from date of grant or in two years if certain performance criteria are met, and Mr. Swienton's shares will vest ratably over three years beginning in 1998. Dividends are paid on restricted stock awards.

(4) Reflects vested and unvested matching contributions to the Burlington Northern Inc. Thrift and Profit Sharing Plan I, the Burlington Northern Inc. Nonqualified 401(k) Restoration Plan, the SFP Retirement and Savings Plan, and the SFP Supplemental Retirement and Savings Plan.

STOCK OPTION/SAR GRANTS

  The following table sets forth information with respect to the individuals named in the Summary Compensation Table concerning the grant of options during 1996.

                     OPTION/SAR GRANTS IN 1996 FISCAL YEAR

                                       Individual Grants
                          --------------------------------------------
                          Number of
                          Securities                                     Potential
                          Underlying  % of Total                         Realizable
                           Options/  Options/SARs Exercise                Value at
                             SARs     Granted to   or Base                Assumed
                           Granted   Employees in   Price   Expiration Black-Scholes
          Name             (Shares)  Fiscal Year  ($/Share)    Date    Calculation(5)
          ----            ---------- ------------ --------- ---------- --------------
Robert D. Krebs(1)......   100,000      4.13%     $74.5000   01/18/06    $1,332,000
                            70,650      2.92%     $81.2500   01/31/06    $1,411,587
                             1,281       .05%     $86.6250   01/01/04    $   19,113
Donald G. McInnes(2)....    30,000      1.24%     $74.5000   01/18/06    $  399,600
                            19,800       .82%     $81.2500   01/31/06    $  395,604
                             6,156       .25%     $80.8750   05/25/03    $   96,649
Denis E. Springer(3)....    21,000       .87%     $74.5000   01/18/06    $  279,720
Gregory T. Swienton(3)..    15,000       .62%     $74.5000   01/18/06    $  199,800
Charles L. Schultz(4)...    15,000       .62%     $74.5000   01/18/06    $  199,800
                            16,950       .70%     $81.2500   01/31/06    $  338,661
                               961       .04%     $84.2500   05/25/03    $   14,088

--------
(1) The option grant with an exercise price of $74.50 was granted on January 18, 1996, with a reload option and became exercisable on January 18, 1997. The option grant with an exercise price of $81.25 was granted on February 1, 1996, with a reload option in exchange for $471,000 of his base salary over the next three years. This option becomes exercisable proportionally to the amount of salary that was exchanged for the options in each year. Mr. Krebs received the option grant with an exercise price of $86.625 in connection with his use of shares to exercise options based upon the fair market value of a share of BNSF common stock on the date of grant. This grant becomes exercisable on June 23, 1997.

(2) The option grant with an exercise price of $74.50 was granted on January 18, 1996, with a reload option and became exercisable on January 18, 1997. The option grant with an exercise price of $81.25 was granted on February 1, 1996, with a reload option in exchange for $132,000 of his base salary over the next three years. This option becomes exercisable proportionally to the amount of salary that was exchanged for the options in each year. Mr. McInnes received the option grant with an exercise price of $80.875 in connection with his use of shares to exercise options based upon the fair market value of a share of BNSF common stock on the date of grant. This grant becomes exercisable on April 28, 1997.

(3) The option grants with an exercise price of $74.50 were granted on January 18, 1996, with a reload option and became exercisable on January 18, 1997.

(4) The option grants with an exercise price of $74.50 were granted on January 18, 1996, with a reload option and became exercisable on January 18, 1997. The option grant with an exercise price of $81.25 was granted on February 1, 1996, with a reload option in exchange for $113,000 of his base salary over the next three years. This option becomes exercisable proportionally to the amount of salary that was exchanged for the options in each year. Mr. Schultz received an option grant with an exercise price of $84.25 in connection with his use of shares to exercise options based upon the fair market value of a share of BNSF common stock on the date of grant. This grant became exercisable on October 19, 1996.

(5) The estimated present value at grant date reflected in the table has been calculated using the Black-Scholes option pricing model, based on the following assumptions: (a) an exercise price for each option equal to the fair market value of the underlying stock on the date of grant as indicated in the table; (b) an option term of three years after the grant is fully vested, reflecting the Company's experience; (c) an interest rate representing the interest rate on a U.S. Treasury security on the date of a grant with a maturity date corresponding to the option term; (d) a volatility rate of 20% calculated using the daily stock prices for the Company's common stock for 1995 and 1996; and (e) dividends at the rate of $1.20 per share representing the annualized dividends paid with respect to a share of Company common stock at the date of grant. The approach used in developing the assumptions upon which the Black-Scholes variation was done is consistent with the requirements of Statement of Financial Accounting Standard No. 123, "Accounting for Stock Based Compensation." The ultimate value of these options will depend on the future market price of the Company's stock. The Black-Scholes model is only one method of valuing options, and the actual value of the options may be significantly different. The actual value of an option to an executive, if any, will depend on the excess of the stock price over the exercise price on the date the option is exercised.

OPTION/SAR EXERCISES AND HOLDINGS

  The following table sets forth information with respect to the individuals named in the Summary Compensation Table concerning their exercise of stock options or SARs during 1996 and unexercised stock options and SARs held as of the end of 1996.

                  AGGREGATED 1996 STOCK OPTION/SAR EXERCISES
                        AND YEAR-END OPTION/SAR VALUES

                                                     Number of
                                               Securities Underlying     Value of Unexercised
                                             Unexercised Options/SARs    In-the-Money Options/
                          Shares  Aggregate         at Year End            SARs at Year End
                         Acquired   Value            (Shares)                   (1)(2)
                            On     Realized  ------------------------- -------------------------
          Name           Exercise    (1)     Exercisable Unexercisable Exercisable Unexercisable
          ----           -------- ---------- ----------- ------------- ----------- -------------
Robert D. Krebs.........  72,968  $4,314,439   295,719      185,691    $14,015,282  $2,120,800
Donald G. McInnes.......  48,721  $2,769,545    47,067       55,956    $ 1,819,102  $  533,550
Denis E. Springer.......  32,570  $2,204,175   111,592       21,000    $ 6,469,512  $  265,125
Gregory T. Swienton.....       0  $        0    26,700       15,000    $   807,469  $  189,375
Charles L. Schultz......   8,370  $  588,054    92,279       31,950    $ 5,938,206  $  288,956

--------
(1) Dollar values are calculated by determining the difference between the fair market value of the securities underlying options or SARs and the exercise price of options or SARs at exercise or at year-end, as applicable.
(2) Options or SARs are in-the-money if the fair market value of the underlying securities exceeds the exercise or base price of the option or SAR.

PERFORMANCE SHARE PLAN

  On January 18, 1996, the Board of Directors adopted the Burlington Northern Santa Fe 1996 Stock Incentive Plan ("Stock Plan") which was approved by the stockholders at the 1996 annual meeting of stockholders. Messrs. Krebs, McInnes, Springer, Swienton, and Schultz participate in the Stock Plan and, pursuant to the plan, received grants of performance shares subject to a Performance Period. The award will vest ratably beginning on January 1, 1999, over a three to five year period, if the performance criteria based upon stock price hurdles over such period are satisfied. Dividends are paid on these performance shares.

  The following table sets forth information with respect to the individuals named in the Summary Compensation Table concerning the grant of long term incentive awards.

                    LONG TERM INCENTIVE PLANS--1996 AWARDS

                                                Performance
Name                                Shares(1)      Period      Threshold Maximum
----                                --------- ---------------- --------- -------
Robert D. Krebs....................  30,990   1/18/96-12/31/01  10,330   30,990
Donald G. McInnes..................  18,560   1/18/96-12/31/01   6,187   18,560
Denis E. Springer..................  15,140   1/18/96-12/31/01   5,047   15,140
Gregory T. Swienton................  12,080   1/18/96-12/31/01   4,027   12,080
Charles L. Schultz.................  10,800   1/18/96-12/31/01   3,600   10,800

--------
(1) The terms of these awards are described in "Report on Executive Compensation, Performance Share Plan" in this proxy statement.

PENSION PLANS

  The following tables show the estimated pension benefits payable to a covered participant at normal retirement age (age 65) under the Burlington Northern Santa Fe Retirement Plan ("Retirement Plan"), as well as under the nonqualified supplemental pension plan that provides benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits.

  A participant's average yearly compensation under the Retirement Plan is based upon his or her average base salary and cash bonus earned for the 60 consecutive months during the last 120 months of service for which such average is the highest or, in the case of a participant who has been employed for less than five years, the period of his or her employment with the Company and its subsidiaries. For purposes of the Retirement Plan, covered compensation for 1996 for Mr. Krebs, Mr. McInnes, Mr. Springer, Mr. Swienton and Mr. Schultz were $1,248,020, $667,303, $580,462, $503,318 and $433,317 respectively. The estimated years of service for Mr. Krebs, Mr. McInnes, Mr. Springer, Mr. Swienton, and Mr. Schultz are 31, 27, 14, 3, and 27, respectively.

  Mr. Krebs, Mr. McInnes, Mr. Springer, and Mr. Schultz are grandfathered under the Santa Fe Pacific Retirement Plan benefit formula that was in place prior to adoption of the Retirement Plan. Benefit figures shown below are annual amounts payable based on a straight life annuity under the SFP benefit formula without regard to any Railroad Retirement, Social Security, or other offsets, assuming normal retirement in the form of a single life annuity.

                           SFP PENSION PLAN FORMULA

    Average                             Years of Service
     Yearly      --------------------------------------------------------------
  Compensation      10       15       20       25       30       35       40
---------------- -------- -------- -------- -------- -------- -------- --------
$  250,000...... $ 38,344 $ 57,516 $ 76,688 $ 95,860 $115,032 $134,204 $153,376
$  300,000...... $ 46,344 $ 69,516 $ 92,688 $115,860 $139,032 $162,204 $185,376
$  400,000...... $ 62,344 $ 93,516 $124,688 $155,860 $187,032 $218,204 $249,376
$  500,000...... $ 78,344 $117,516 $156,688 $195,860 $235,032 $274,204 $313,376
$  600,000...... $ 94,344 $141,516 $188,688 $235,860 $283,032 $330,204 $377,376
$  800,000...... $126,344 $189,516 $252,688 $315,860 $379,032 $442,204 $505,376
$1,200,000...... $190,344 $285,516 $380,688 $475,860 $571,032 $666,204 $761,376
$1,500,000...... $238,344 $357,516 $476,688 $595,860 $715,032 $834,204 $953,376

  Mr. Swienton is grandfathered under the BNI Pension Plan (and related excess plans) benefit formula that was in place prior to adoption of the Retirement Plan. Estimated annual benefit levels under the BNI Pension Plan are not subject to any reduction for Social Security, Railroad Retirement or other offset amounts. The formula for normal retirement at age 65 is .75% times final average earnings and years of service to a maximum of 30 years. These estimated annual benefits are computed in the form of a single life annuity and are based on average earnings and years of service at retirement as follows:

                           BNI PENSION PLAN FORMULA

    Average                             Years of Service
     Yearly      --------------------------------------------------------------
  Compensation      10       15       20       25       30       35       40
---------------- -------- -------- -------- -------- -------- -------- --------
$  250,000...... $ 37,686 $ 56,529 $ 75,372 $ 94,215 $113,058 $113,058 $113,058
$  300,000...... $ 45,936 $ 68,904 $ 91,872 $114,840 $137,808 $137,808 $137,808
$  400,000...... $ 62,436 $ 93,654 $124,872 $156,090 $187,308 $187,308 $187,308
$  500,000...... $ 78,936 $118,404 $157,872 $197,340 $236,808 $236,808 $236,808
$  600,000...... $ 95,436 $143,154 $190,872 $238,590 $286,308 $286,308 $286,308
$  800,000...... $128,436 $192,654 $256,872 $321,090 $385,308 $385,308 $385,308
$1,200,000...... $194,436 $291,654 $388,872 $486,090 $583,308 $583,308 $583,308
$1,500,000...... $243,936 $365,904 $487,872 $609,840 $731,808 $731,808 $731,808

  The Company has adopted the Burlington Northern Santa Fe Supplemental Investment and Retirement Plan to replace similar plans of BNI and SFP pursuant to which certain matching contributions, which are disallowed under the Investment and Retirement Plan because of the limitations on qualified retirement plans imposed by the Internal Revenue Code, are restored to certain executive officers of the Company by means of credits made to their accounts in the Supplemental Investment Plan as deferred compensation. Investment options are similar to those available in the qualified Investment and Retirement Plan. Messrs. Krebs, McInnes, Springer, Swienton, and Schultz are covered under the Supplemental Plan.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

  The Company has assumed the severance agreements (the "SFP Severance Agreements") of Messrs. McInnes, Springer, Schultz and certain other salaried employees. Each SFP Severance Agreement provides following a "change in control" for the payment of severance benefits if employment is terminated during the term of the SFP Severance Agreement either by the Company other than for "Cause" or by the employee for "Good Reason," as those terms are defined therein. A "change in control" is defined as occurring if: (a) any "person" becomes the beneficial owner of securities representing 25% or more of the voting power of the Company's outstanding securities; or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors for the Company cease to constitute at least a majority of the Board; or (c) the Company's stockholders approve a merger or consolidation of the Company with another company; or (d) the Company's stockholders approve a plan of complete liquidation or an agreement for the sale or disposition by the Company of all or substantially all of its assets. The approval of the business combination between BNI and SFP by SFP stockholders on February 7, 1995, constituted a "change in control."

  The SFP Severance Agreements for Messrs. McInnes, Springer, Schultz and certain other salaried employees, which remain in effect, provide for: (a) lump sum payment equal to two years' base salary or if higher, the base salary paid in the last twenty-four months or, in lieu thereof, the benefits provided under a subsidiary's severance program (as described below), and two times the maximum bonus payment as if all performance objectives have been met in full with an additional sum so that such benefits are payable on an after-tax basis; (b) a lapse of restrictions on any outstanding restricted stock grants and full payout of related Performance Units; (c) a cash payment for each outstanding option equal to the amount by which either (i) the fair market value of a share of common stock on the date of termination or, in the case of Non-Qualified Stock Options, the highest quoted per share price during the sixty-day period commencing on the date of termination, or (ii) the price paid in connection with any "change in control," whichever is higher, exceeds the fair market value of a share of common stock on the date of grant; (d) legal fees and expenses relating to claims under the Severance Agreements; and (e) life, disability, and health benefits for a period of up to twenty-four months. The after-tax payment provided in clause (a) above is limited to the extent that the value thereof, when aggregated with other benefits or payments, would equal or exceed three times the "base amount" as defined in
Section 280G of the Code, the base amount approximating the average of five years' compensation preceding a "change in control."

  The Company has assumed certain change in control severance agreements (the "BNI Severance Agreements") for Mr. Swienton and certain other salaried employees. These BNI Severance Agreements with amendments provide for certain severance benefits if the individual's employment with the Company is terminated for certain reasons subsequent to change in control of the Company. A "change in control" takes place if (i) a person acquires 20% voting power of the Company's stock, (ii) during any two-year period individuals who constitute the Board of Directors at the beginning of such period cease to constitute a majority thereof or (iii) stockholders approve a merger, consolidation or sale of substantially all of the Company's assets or a plan of liquidation or dissolution of the Company ("Merger"). If the employment of a person covered by a BNI Severance Agreement is terminated during the period commencing on the date of stockholders' approval of a Merger and ending on the second anniversary of the Effective Time of a Merger, for reasons other than death or permanent disability, cause or mandatory retirement or is terminated by the employee for "good reason" (as defined therein), then the employee shall be entitled to receive the following benefits: payments of base compensation (annual salary rate and maximum bonus target) through the date of termination and all amounts otherwise owed the executive under the terms of any Company compensation plan, three times the individual's base compensation, an amount equal to the retirement benefits and the Burlington Northern Inc. Thrift and Profit Sharing Plan I employer contributions payable, including employer contributions to the Burlington Northern Inc. Nonqualified 401(k) Restoration Plan (assuming the individual remained an employee for three more years or until mandatory retirement, both based on base compensation increasing 8% per year), certain insurance benefits for 18 months after termination, waiver of any restricted periods on, and the vesting of, any outstanding awards of restricted stock or stock options, any legal fees incurred in enforcing the BNI Severance Agreement and payment of any Federal excise taxes on certain amounts paid.

  In January 1997, the Board of Directors adopted new change of control arrangements for the Company to replace the SFP Severance Agreements and BNI Severance Agreements which will provide similar benefits to the SFP Severance Agreements except in lieu of the benefits described in subsection (a) of this paragraph, a participant would receive benefits equal to three times base salary and target bonus on an after-tax basis and in lieu of the stock benefits described in (b) and (c) above, a vesting of stock awards other than the Performance Share Plan upon consummation of a future change in control event. Messrs. McInnes, Springer, Swienton, and Schultz are eligible to receive this Company severance agreement. Mr. Krebs does not have a SFP Severance Agreement; he is, however, eligible for this new agreement but only as to the portion of the severance agreement pertaining to stock awards and, additionally, payment of life insurance premiums due under the Estate Enhancement Program.

  The Company's subsidiaries maintain severance programs for all full-time salaried employees, including the executive officers named in the Summary Compensation Table, who are terminated by their respective companies other than for Cause as defined in the severance programs. A participant is generally entitled to an amount based upon a participant's age, length of service, and current salary, or, in certain circumstances, supplemental payments provided that the aggregate does not exceed two years' pay. The program further provides that in the event of a change in control (which is similar to the definition used in the Severance Agreements), the program will be maintained for a twenty-four month period. Benefits under these programs will not be paid if a participant received payments under a Severance Agreement.

  BN Senior Executive Survivor Benefit Plan. The Company has a BN Senior Executive Survivor Benefit Plan which is a supplemental plan under which certain executive officers of the Company and its designated subsidiaries are provided survivor benefit coverage in excess of the coverage generally provided for employees of the Company under the Company's group life insurance plan. Mr. Swienton is covered under this plan.

  Trust Agreements. The Company maintains trust agreements ("Trust Agreements") to permit funds to be set aside with respect to the Company's obligations to present and former executives and directors under deferred compensation programs and agreements, retirement commitments, certain consulting agreements, and supplemental retirement plans. The trusts provide for funding of benefits under the supplemental retirement plans and the Directors' Retirement Plan. The Trust Agreements further provide for a split-dollar life insurance plan ("Split-dollar Plan") for certain key employees including Mr. Krebs. The Split-dollar Plan provides for the purchase of life insurance policies covering key employees, and for the payment to each covered employee's beneficiary of a portion of the death benefit payable under such employee's life insurance policy, with the remaining value in each policy to be used to fund the other obligations of the trust established under such trust. The trust retains all rights to any cash values of the policies and the executive officers pay the cost of term coverage. In the event of a "change in control" as defined in the SFP Severance Agreements, the Trust Agreements provide for the payment of amounts which may become due, subject only to the claims of general creditors of the Company in the event that the Company became bankrupt or insolvent.

                         INDEPENDENT PUBLIC ACCOUNTANTS

  Price Waterhouse LLP served as the independent public accountant for the Company for the year ended December 31, 1996. The Company's independent public accountant for 1997 will be selected by the Board at a regular Board meeting to be held in 1997. Representatives of Price Waterhouse LLP will be present at the annual meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

  The Company's independent public accountant in 1995 was Coopers & Lybrand L.L.P., which also served as independent public accountant for Burlington Northern Inc. in 1995 and prior years. Price Waterhouse LLP served as the independent public accountant for Santa Fe Pacific Corporation in 1995 and prior years. Following the business combination of Burlington Northern Inc. and Santa Fe Pacific Corporation on September 22, 1995, the Company and the Board began a process to select the Company's independent accountant for 1996. As a result of this process, the Company engaged Price Waterhouse LLP as its new independent public accountant as of June 19, 1996, and dismissed Coopers & Lybrand L.L.P. as of June 19, 1996. The Company's Audit and Executive Committees participated in and approved the decision to change independent public accountants.

  The reports of Coopers & Lybrand L.L.P. on the Company's consolidated financial statements for the 1995 and 1994 fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with Coopers & Lybrand L.L.P.'s audits for the fiscal years ended December 31, 1995 and 1994, and through June 19, 1996, there have been no disagreements with Coopers & Lybrand L.L.P. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Coopers & Lybrand L.L.P., would have caused them to make reference thereto in their report on the financial statements for such years.

                                OTHER BUSINESS

  If any matters other than those set forth above are properly brought before the meeting and are in order, it is intended that the persons acting under the proxy will vote thereunder in accordance with their best judgment. Stockholders have indicated to the Company that they may present three proposals at the meeting, which proposals were not included in this proxy statement because the Company does not believe they complied with the rules of the Securities and Exchange Commission. These proposals would (1) recommend a report be given to stockholders on the Company's Positive Train Separation project, (2) recommend that the Board "nominate and otherwise foster and encourage" the election to the Board of "persons of diverse economic, racial, ethnic and gender background," and (3) require the establishment and maintenance of a "safety education fund" through contributions of 3 1/3% of the Company's annual pre-tax income. While the Company is in favor of policies that promote safe train operations, employee safety and diversity, the Company believes that these issues are currently being addressed by the Company and that these proposals would require a duplication of effort or an inefficient use of resources. If these proposals are properly presented and are in order at the annual meeting, the persons acting under the proxy intend to vote against them. The Board knows of no other business that may come before the meeting. The Company also has received notices from stockholders holding an aggregate of 181 shares that at the meeting they intend to nominate a former employee of a subsidiary of the Company for election as a director of the Company.

                          COST OF PROXY SOLICITATION

  The cost of preparing, assembling, and mailing this proxy material will be borne by the Company. In addition to solicitation by mail, solicitations may be made by regular employees of the Company or by paid solicitors in person or by telephone, telecopy, or telegraph. Arrangements may be made with brokerage houses, custodians, nominees, and fiduciaries to send proxy material to their principals and the Company will reimburse them for their expense in so doing. In addition, Kissel-Blake, Inc. has been retained to aid in the solicitation at an estimated fee of $10,000.

                             STOCKHOLDER PROPOSALS

  In accordance with the proxy rules of the Securities and Exchange Commission, proposals by stockholders to be considered for inclusion in the proxy material solicited by the Company for the 1998 annual meeting must be received at the Company's executive offices no later than November 5, 1997. To be eligible for inclusion, a proposal must also comply with all applicable provisions of Regulation 14A under the Securities Exchange Act of 1934.

  By order of the Board of Directors.

                                          MARSHA K. MORGAN
                                          Vice President-Investor Relations
                                           and
                                          Corporate Secretary

March 5, 1997

                                 Directions to
                   Burlington Northern Santa Fe Corporation
                        Annual Meeting of Stockholders

          The Worthington Hotel   200 Main Street   Fort Worth, Texas

All major freeways in the Fort Worth area converge on downtown. Take the downtown exit as marked for each respective freeway and proceed to Main Street which runs north and south through the center of downtown Fort Worth.

Valet and self-parking are available at the Worthington next to the hotel's main entrance on 2nd Street between Houston and Main Street.


                              [MAP APPEARS HERE]

PROXY

                   BURLINGTON NORTHERN SANTA FE CORPORATION
                       2650 Lou Menk Drive, Second Floor
                         Fort Worth, Texas 76131-2830

         This Proxy is solicited on behalf of the Board of Directors.

     The undersigned hereby appoints Douglas J. Babb and Marsha K. Morgan, and each of them, proxy for the undersigned, with power of substitution, to vote as specified herein, all Common Stock held by the undersigned, with the same force and effect as the undersigned would be entitled to vote if personally present, at the annual meeting of stockholders of the Company to be held at the Worthington Hotel, 200 Main Street, Fort Worth, Texas 76102, Thursday, April 17, 1997, at 9:00 A.M. and at any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote upon such other business as is properly brought before the meeting.

     You are encouraged to specify your choices by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation; however, the proxies appointed above cannot vote your shares unless you sign and return this card.

     If you are a participant in any of the following employee benefit plans of the Company, this card also constitutes voting instructions for any shares held for the stockholder in the Burlington Northern Santa Fe Investment and Retirement Plan, Burlington Northern Santa Fe 401(k) Retirement Savings Plan, Burlington Northern 401(k) Plan for TCU Employees, Burlington Northern Santa Fe--Brotherhood of Locomotive Engineers 401(k) Retirement Plan, and Burlington Northern Santa Fe Non-Salaried 401(k) Retirement Plan. If you are a participant in any of these plans, your shares will be voted in accordance with the terms of such plan.

                IMPORTANT--PLEASE SIGN AND DATE ON REVERSE SIDE
                                                                SEE REVERSE SIDE
       .FOLD AND DETACH PROXY CARD HERE AND RETURN IN ENCLOSED ENVELOPE.


                   Burlington Northern Santa Fe Corporation

                        Annual Meeting of Stockholders

                           April 17, 1997, 9:00 A.M.

                               Worthington Hotel

                                200 Main Street

                            Fort Worth, Texas 76102


PLEASE NOTE: If you plan to attend the 1997 Annual Meeting of Stockholders, please mark the appropriate box on the reverse side of the Proxy Card.

                                                                         |  6677
[X]  Please mark your votes as in this example.

This Proxy, when properly executed, will be voted in the manner directed herein. If no directions are made, this proxy will be voted "FOR" the Nominees for Director listed below.
 ------------------------------------------------------------------------------
|   The Board of Directors recommends a vote FOR all Nominees listed below.    |
|------------------------------------------------------------------------------|
|                   FOR     WITHHELD           If marked, vote is withheld     |
| 1. Election of    [_]       [_]              from all nominees listed.       |
|    Directors.                                NOMINEES FOR DIRECTOR:          |
| For, except vote withheld from the           J.F. Alibrandi, J.S. Blanton,   |
| following nominee(s):                        J.J. Burns, Jr., G. Deukmejian, |
|                                              D.J. Evans, R.D. Krebs, B.M.    |
|                                              Lindig, R.S. Roberts, M.J.      |
| __________________________________           Shapiro, A.R. Weber, R.H. West  |
|                                              J.S. Whisler, E.E. Whitacre,    |
|                                              Jr., R.B. Woodard, M.B. Yanney. |
--------------------------------------------------------------------------------



I plan to attend the
Annual Meeting of     [_]
Stockholders.

Please sign EXACTLY as name appears hereon, Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. This proxy votes all shares held in all capacities.

__________________________________

__________________________________
SIGNATURE (S)            DATE


       .FOLD AND DETACH PROXY CARD HERE AND RETURN IN ENCLOSED ENVELOPE.



                   Burlington Northern Santa Fe Corporation

                        Annual Meeting of Stockholders

                           April 17, 1997, 9:00 A.M.

                               Worthington Hotel

                                200 Main Street

                            Fort Worth, Texas 76102